EXHIBIT 24

POWER OF ATTORNEY

The undersigned, as a director of Reinsurance Group of America, Incorporated hereby constitutes and appoints John Hayden, Todd C. Larson and William L

Hutton, and each of them singly, with full power to sign for me, and in my name and in the capacity stated below, an application for an Edgar SEC Form

ID, Forms 3, 4 and 5 and any other forms concerning beneficial ownership of equity securities in Reinsurance Group of America, Incorporated required under Section 16(a) of the Securities Exchange Act of 1934, and to file the same, with all exhibits thereto and other documents in connection therewith,

with the Securities and Exchange Commission.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocations, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 1st day of January, 2022.

/s/ George Nichols, III

_____________________________

George Nichols, III